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                                                                   Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the:

1. Registration Statement (Form S-8 No. 33-74634) pertaining to the Regal Cinemas, Inc. Participant Stock Option Plan, Regal Cinemas, Inc. Employee Stock Option Plan, 1993 Employee Stock Incentive Plan and 1993 Outside Directors' Stock Option Plan of Regal Cinemas, Inc.;

2. Registration Statement (Form S-8 No. 333-13295) pertaining to the 401(k) Profit Sharing Plan of Regal Cinemas, Inc.;

3. Registration Statement (Form S-8 No. 333-13291) pertaining to the 1993 Employee Stock Incentive Plan of Regal Cinemas, Inc.;

of our report dated March 21, 1995 (with respect to the financial statements of Neighborhood Entertainment, Inc. not separately presented) appearing in the Annual Report (Form 10-K) of Regal Cinemas, Inc. for the fiscal year ended January 2, 1997.



                                          ERNST & YOUNG LLP




Richmond, Virginia
March 26, 1997